Exhibit 10.5

SCHLAGE LOCK COMPANY LLC

EXECUTIVE DEFERRED COMPENSATION PLAN

Effective as of the Effective Date
of the spinoff of Allegion plc from Ingersoll-Rand plc

TABLE OF CONTENTS

SECTION 1 - STATEMENT OF PURPOSE     1

SECTION 2 – DEFINITIONS    2

2.1    “Account Balance”    2
2.2    “Administrative Committee”    2
2.3    “Allegion Stock”    2
2.4    “Allegion Stock Account”    2
2.5     “Base Salary”    2
2.6    “Beneficiary”    2
2.7    “Beneficiary Designation Form”    2
2.8    “Cash Incentive Compensation Award”    2
2.9    “Change in Control”    2
2.10    “Code”    3
2.11    “Compensation Committee”    3
2.12    “Deferral Account”    3
2.13    “Deferral Amount”    3
2.14    “Disability”    3
2.15    “Discretionary Company Contribution”    3
2.16    “Discretionary Company Contribution Account”    3
2.17    “EDCP I Account”    3
2.18    “Elected Officer”    4
2.19    “Election Form”    4
2.20     “Eligible Employee”    4
2.21    “ERISA”    4
2.22    “Investment Option Subaccounts”    4
2.23    “Participant”    4
2.24     “Participating Employer”    4
2.25    “Plan Year”    4
2.26    “Retirement”    5
2.27    “Return”    5
2.28    “Separation from Service”    5
2.29    “Service”    5
2.30    “Stock Based Awards”    5
2.31    “Unforeseeable Financial Emergency”    5

SECTION 3 – ADMINISTRATION OF THE PLAN    5

SECTION 4 – PARTICIPATION, DEFERRAL ELECTION AND INVESTMENT ELECTION    6

4.1    Participation and Deferral Election    6

i

4.2    Investment Election    7
4.3    Duration of Elections    8

SECTION 5 – VESTING    9

5.1.    Deferral Amounts    9
5.2    Discretionary Company Contributions    9

SECTION 6 – ACCOUNTS AND VALUATIONS    9

6.1    Transferred Balances    9
6.2    Deferral Accounts    10
6.3    Discretionary Company Contribution Accounts.    11
6.4    Allegion Stock Accounts    12
6.5    Changes in Capitalization    13
6.6    Accounts are Bookkeeping Entries    13

SECTION 7 – DISTRIBUTION OF ACCOUNTS    14

7.1    Election of Time and Form of Payment    14
7.2    Distributions Upon Separation from Service    14
7.3    In-Service Distributions    15
7.4    Redeferral Elections    15
7.5    Changes of Distribution Elections for EDCP I Accounts    16
7.6    Unforeseeable Financial Emergency Distribution    17
7.7    Required Delay in Distributions    17
7.8    Acceleration of Payments    17
7.9    Medium and Source of Payments    18
7.10    Taxes; Withholding    18
7.11    Distribution Provisions    18
7.12     Treatment of Installments; Date of Distribution    18
7.13    Distribution of Certain Multi-Year Compensation    18

SECTION 8 – BENEFICIARY DESIGNATION    19

SECTION 9 – AMENDMENT AND TERMINATION OF PLAN    19

9.1    Amendment    19
9.2    Termination of Plan    20

SECTION 10 – FUNDING; CHANGE IN CONTROL    20

10.1    Unsecured General Creditor    20
10.2    Establishment of Trust upon Change in Control    20

ii

SECTION 11 - MISCELLANEOUS    20

11.1    Entire Agreement; Successors    20
11.2    Non-Assignability    21
11.3    No Contract of Employment    21
11.4    Authorization and Source of Shares    21
11.5    Singular and Plural    21
11.6    Captions    21
11.7    Applicable Law    21
11.8    Severability    21
11.9    Notice    21

APPENDIX I    23

iii

Exhibit 10.6

Schlage Lock Company LLC
Executive Deferred Compensation Plan
Effective as of the Effective Date
of the spinoff of Allegion plc from Ingersoll-Rand plc

SECTION 1

STATEMENT OF PURPOSE

Effective as of the “Effective Date,” as defined in the Separation and Distribution Agreement by and between Ingersoll-Rand plc and Allegion plc (the “Distribution Agreement”), Schlage Lock Company LLC (the “Company”) hereby adopts this Executive Deferred Compensation Plan (the “Plan”) to provide a select group of management and highly compensated employees of the Company and Participating Employers the opportunity to elect to defer receipt of compensation. The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. To the extent Code Section 409A applies to the Plan, the terms of the Plan are intended to comply with that provision, and the terms of the Plan shall be interpreted and administered in accordance therewith.

As of the Effective Date, the account balances of certain participants in the Ingersoll-Rand Company Executive Deferred Compensation Plan and the Ingersoll-Rand Company Executive Deferred Compensation Plan II (collectively, the “Predecessor Plans”) were transferred to this Plan (“Transferred Balances”). The Transferred Balances are for (i) Employees who commenced employment with Schlage Lock Company LLC, or one of its affiliates or subsidiaries, prior to the Effective Date and remained employed by Schlage Lock Company LLC, or one of its affiliates, as of the Effective Date, and who thereby did not incur a Separation from Service under the Predecessor Plans and (ii) “Former Allegion Group Employees,” as defined in the Employee Matters Agreement by and between Ingersoll-Rand plc and Allegion plc. The time and form of payment of the Transferred Balances are the same under this Plan as under the respective Predecessor Plan.

SECTION 2

DEFINITIONS

2.1
“Account Balance” means, for each Plan Year, a credit on the records of the Company equal to the sum of the value of a Participant’s Deferral Account, Discretionary Company Contribution Account, Allegion Stock Account, and EDCP I Account for such Plan Year. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or to the Participant’s designated Beneficiary, pursuant to the Plan.

2.2
“Administrative Committee” shall mean the committee appointed by the Chief Executive Officer of the Company which will administer the Plan in accordance with the duties delegated to it by the Compensation Committee or as set forth herein.

2.3	“Allegion Stock” means the ordinary shares, par value $1.00 per share, of Allegion plc, an Irish company.

2.4
“Allegion Stock Account” means, for each Plan Year, (i) the sum of all of a Participant’s Deferral Amounts that are deemed to be invested in Allegion Stock, plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Allegion Stock Account, less (iii) all distributions made to the Participant or to the Participant’s Beneficiary pursuant to the Plan that relate to the Participant’s Allegion Stock Account.

2.5
“Base Salary” means a Participant’s annual base salary, excluding bonuses, commissions, incentive compensation and all other remuneration for services rendered to the Company or a Participating Employer and prior to a reduction for any salary contributions to a plan established pursuant to Code Section 125 or qualified pursuant to Code Section 401(k).

2.6	“Beneficiary” means the person or persons designated as such in accordance with Section 8.

2.7
“Beneficiary Designation Form” means the form established from time to time by the Administrative Committee that a Participant completes and returns to the Administrative Committee to designate one or more Beneficiaries.

2.8	“Cash Incentive Compensation Award” means any of the Participant’s annual cash incentive compensation awards.

2.9
“Change in Control” means a “change in control of the Company” (as set forth in the Allegion plc Incentive Stock Plan of 2013 or any successor plan thereto), unless a different definition is used for purposes of any severance of employment agreement or change of control arrangement between the Company and a Participant, in which event such definition shall apply. Solely for purposes of this Section 2.7, the term “Company” shall mean Allegion plc.

2.10	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and other administrative guidance issued thereunder.

2.11	“Compensation Committee” means the Compensation Committee of the Board of Directors of Allegion plc.

2.12
“Deferral Account” means, for each Plan Year, (i) the sum of all of a Participant’s Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or to the Participant’s Beneficiary pursuant to the Plan that relate to the Participant’s Deferral Account.

2.13
“Deferral Amount” means the amount of a Participant’s Cash Incentive Compensation Award, Base Salary, and Stock Based Awards actually deferred under the Plan by the Participant pursuant to Section 4 for any one Plan Year.

2.14
“Disability” means, with respect to a Participant: (a) a condition under which the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or a Participating Employer; or (b) any other condition under which the Participant is considered “disabled” within the meaning of Code Section 409A(a)(2)(C).

2.15	“Discretionary Company Contribution” means an additional amount to be credited to a Participant's Discretionary Company Contribution Account for a Plan Year.

2.16
“Discretionary Company Contribution Account” means, for each Plan Year, (i) the sum of all of a Participant’s Discretionary Company Contributions, plus (ii) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Discretionary Company Contribution Account, less (iii) all distributions made to the Participant or to the Participant’s Beneficiary pursuant to the Plan that relate to the Participant’s Discretionary Company Contribution Account.

2.17
“EDCP I Account” means the portion of the Participant’s Transferred Balance attributable to amounts credited under the Participant’s Deferral Account, Supplemental Company Contribution Account, Discretionary Company Contribution Account, and/or IR Stock Account under the Ingersoll-Rand Executive Deferred Compensation Plan as of the Effective Date. The special provisions of the Plan relating to a Participant’s EDCP I Account preserve the provisions of the Ingersoll-Rand Executive Deferred Compensation Plan that were in effect on October 3, 2004 with respect to amounts deferred and vested on or before December 31, 2004, to which Code Section 409A does not apply.

2.18	“Elected Officer” means an officer of the Company elected to such position by the Board of Directors of the Company.

2.19
“Election Form” means the form or forms established from time to time by the Administrative Committee that a Participant completes, signs and returns to the Administrative Committee or to the Plan’s recordkeeper to make an election under the Plan. An Election Form also includes any other method approved by the Administrative Committee, in its sole and absolute discretion, that a Participant may use to make an election under the Plan. The terms and conditions specified in the Election Form(s) are incorporated by reference herein and form a part of the Plan. If there is a conflict between the Election Form and the Plan, the terms of the Plan shall control and govern.

2.20
“Eligible Employee” means an Elected Officer or an individual who is among a select group of management and highly compensated employees of the Company or a Participating Employer who has been determined to be eligible to participate in the Plan.

2.21	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.22
“Investment Option Subaccounts” means the separate subaccounts, each of which corresponds to an investment option elected by the Participant or, as provided in Section 6.3 regarding Discretionary Company Contributions, the Administrative Committee, with respect to a Participant’s Deferral Accounts and/or Discretionary Company Contribution Accounts, as applicable.

2.23
“Participant” means (i) an Eligible Employee participating in the Plan in accordance with the provisions of Section 4 or (ii) a Former Allegion Group Employee with a Transferred Balance under this Plan.

2.24	“Participating Employer” means any direct or indirect parent, subsidiary or affiliate of the Company that is aggregated with the Company for purposes of Code Section 409A.

2.25	“Plan Year” means a calendar year.

2.26
“Retirement” means, with respect to a Participant, Separation from Service after he or she has attained age 65 (62 for Elected Officers) or Separation from Service with at least five (5) years of Service.

2.27	“Return” means, for each investment option, an amount equal to the net investment return (including changes in value and distributions) for each such investment option during each business day.

2.28	“Separation from Service” means a separation from service under the general rules under Code Section 409A, including upon death or Retirement.

2.29	“Service” means periods of service with the Company or a Participating Employer as determined in accordance with the Schlage Lock Company LLC Employee Savings Plan.

2.30
“Stock Based Awards” means awards, in lieu of any incentive or variable compensation to which a Participant is entitled from the Company or its subsidiaries or ERISA affiliates, which consist of ( i) ordinary shares of Allegion plc or (ii) awards that are valued in whole, or in part, by reference to, or otherwise based on the fair market value of ordinary shares of Allegion plc. In addition, this term shall include any stock based award a Participant had elected to defer under a Predecessor Plan that, absent such deferral election, would have been paid after the Effective Date.

2.31
“Unforeseeable Financial Emergency” means: (a) a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; or (b) such other definition of “unforeseeable emergency” within the meaning of Code Section 409A(a)(2)(B)(ii).

SECTION 3

ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee (or any successor committee). The Compensation Committee has delegated authority to the Administrative Committee to administer the Plan in accordance with the provisions of this Section. Notwithstanding the previous sentence, the Compensation Committee shall retain authority for determining a Participant’s eligibility for, and the amount of, Discretionary Company Contributions.

The primary responsibility of the Administrative Committee is to administer the Plan for the exclusive benefit of Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrative Committee shall administer the Plan in accordance with its terms to the extent consistent with applicable law, and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrative Committee shall be conclusive and binding upon all affected parties. Subject to review by the Compensation Committee, the Administrative Committee shall make all determinations as to the right of any person to a benefit under the Plan. Any denial by the Administrative Committee of the claim for benefits under this Plan by a Participant or Beneficiary shall be stated in writing by the Administrative Committee in accordance with the claims procedures annexed hereto as Appendix I.

SECTION 4

PARTICIPATION, DEFERRAL ELECTION AND INVESTMENT ELECTION

4.1
Participation and Deferral Election. Any Eligible Employee may elect to participate in the Plan for a given Plan Year by filing a completed Election Form for the Plan Year in the manner prescribed by the Administrative Committee. The Election Form must specify the percentage or dollar amount of any Deferral Amount otherwise payable for or during such Plan Year that will be deferred under the Plan.

Any election to defer a Deferral Amount for a Plan Year is irrevocable upon the filing of the Election Form, and must be properly completed and filed by the Participant no later than the December 31 immediately preceding the first Plan Year during which the services for which the compensated is paid or awarded are performed or:

(a)
In the case of a new Participant who is described in Code Section 409A(a)(4)(B)(ii), the 30th day after such new Participant first becomes eligible to participate in the Plan (provided that such election shall relate only to compensation for services performed subsequent to the date such Election Form is filed);

(b)
In the case of any compensation award that constitutes performance-based compensation for purposes of Code Section 409A, the June 30 immediately preceding the Plan Year in which such award would otherwise be paid, provided that the performance period for such performance-based compensation shall end on or after December 31 of said Plan Year, or such earlier date established by the Administrative Committee; if, by reason of events occurring after the Participant’s Deferral Election, compensation ceases to be performance-based compensation for purposes of section 409A, any deferral election made under this paragraph (and not timely made under any other provision of this Section 4.1) shall be considered untimely and given no force or effect;

(c)
In the case of any compensatory award that, at the time the Participant obtains a legally binding right to the award, is subject to a substantial risk of forfeiture (within the meaning of Code Section 409A) for a period of at least 13 months, the 30th day after the Participant obtains a legally binding right to such award or such earlier date established by the Administrative Committee;

(d)
Notwithstanding the terms of any other agreement or arrangement to which an Employee may be party, except to the extent it is determined not to be required or permitted under Section 409A, an Employee’s timely filed Deferral Election shall     apply to (i) any compensation that becomes payable under such other agreement or arrangement as a substitute for any Cash-Incentive Compensation Award, Stock Based Award, or other Deferral Amount that the Employee has elected to defer in such Deferral Election, and (ii) any Cash-Incentive Compensation Award, Stock Based Award, or other Deferral Amount designated in the Employee’s Deferral Election that becomes payable (but for such Deferral Election) by reason of such other     agreement or arrangement at a date earlier or later than originally scheduled.

An Eligible Employee who fails to file a properly completed Election Form by the applicable date indicated above will be ineligible to defer under the Plan the Deferral Amount to which such applicable date relates. In addition, the Administrative Committee, in its sole and absolute discretion, may establish from time to time such other enrollment requirements as it determines are necessary or proper or may determine not to allow deferral elections at the times permitted under Sections 4.1(a), 4.1(b), or 4.1(c).

Notwithstanding anything to the contrary, the Administrative Committee, in its sole and absolute discretion, shall determine from time to time the percentage of Base Salary that may be deferred by Participants under the Plan in any Plan Year. Once such a determination is made the percentage shall remain in effect until the beginning of the first Plan Year after such percentage is changed by the Administrative Committee.

If the Administrative Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with ERISA Sections 201(2), 301(a)(3) and 401(a)(1), the Participant shall not be permitted to make any deferral election under this Section 4.1 for any future Plan Year.

4.2
Investment Election. In accordance with procedures established by the Administrative Committee in its sole and absolute discretion, prior to the time a Participant’s Deferral Amounts are credited to a Participant’s Deferral Account pursuant to Section 6.1, the Participant shall designate, on an Election Form, the types of investment options in which the Participant’s Deferral Amounts will be deemed to be invested for purposes of determining the amount of earnings to be credited to the Participant’s Deferral Account and, with respect to Deferral Amounts that are designated by the Participant to be deemed to be invested in Allegion Stock, the Allegion Stock Account.

Subject to the right of the Administrative Committee to direct the types of investment options in which a Participant’s Discretionary Company Contributions will be deemed to be invested as described in Section 6.3, in the event a Participant receives a Discretionary Company Contribution, the Participant shall, at the time designated by the Administrative Committee, in its sole and absolute discretion, designate, on an Election Form, the types of investment options in which the Participant’s Discretionary Company Contributions will be deemed to be invested for purposes of determining the amount of earnings to be credited to the Participant’s Discretionary Company Contribution Account. In no event may Discretionary Company Contributions be deemed to be invested in the Allegion Stock Account.

In making the designations pursuant to this Section, the Participant may specify that all or any portion of the Participant’s Deferral Amount and, subject to Section 6.3, Discretionary Company Contributions be deemed to be invested, in whole percentage increments, in one or more of the types of investment options provided under the Plan as communicated from time to time by the Administrative Committee. Subject to Sections 6.3 and 6.4, a Participant may change the designation made under this Section with respect to prior and/or future Deferral Amounts and Discretionary Company Contributions by filing an Election Form no later than the time specified by the Administrative Committee, in its sole and absolute discretion, to be effective as of the first business day of the following month.

Notwithstanding any other provision of this Section 4.2, in no event may a Participant designate that any Base Salary deferred under the Plan or any earnings thereon be deemed to be invested in Allegion Stock, and in no event may a Participant designate that any Stock Based Awards or earnings thereon be deemed to be invested other than in Allegion Stock.

Except for Discretionary Company Contributions that the Administrative Committee, pursuant to Section 6.3, has directed the investment options in which a Participant’s Discretionary Company Contributions shall be deemed to be invested, if a Participant fails to elect a type of investment option under this Section, he or she shall be deemed to have elected the investment option designated by the Administrative Committee as the default investment option.

4.3	Duration of Elections. Notwithstanding anything to the contrary:

(a)
any election under Section 4.1 (including a failure to make an election) shall remain in effect from Plan Year to Plan Year unless a written request to modify or terminate that election for a subsequent Plan Year is submitted to the Administrative Committee in accordance with Section 4.1; for purposes of this Section 4.3(a), a deferral election under the Ingersoll-Rand Company Executive Deferred Compensation Plan II shall be treated as a deferral election under Section 4.1 and be given continuing effect under this Plan after the Effective Date; and

(b)
any election under Section 4.2 (including a failure to make an election) shall remain in effect from Plan Year to Plan Year unless a written request to modify or terminate that election is submitted to the Administrative Committee, which request shall be effective as to any Deferral Amount credited to the Participant’s Deferral Account as soon as administratively practical after such written request is submitted to the Administrative Committee; provided that nothing in this Section 4.3(b) shall permit a Participant to make such a written request as to the deemed investment of Stock Based Awards; for purposes of this Section 4.3(b), an investment election under the Ingersoll-Rand Company Executive Deferred Compensation Plan II shall be shall be treated as an investment election under Section 4.2 and be given continuing effect under this Plan after the Effective Date, provided that such election shall be mapped to the available investment options under this Plan as directed by the Senior Vice President and Chief Financial Officer of Allegion plc.

SECTION 5

VESTING

5.1.	Deferral Amounts. Except as otherwise provided in Section 5.2, a Participant shall be fully vested in all of his or her Account Balances under the Plan.

5.2
Discretionary Company Contributions. A Participant shall vest in his or her Discretionary Company Contributions on the earliest of: (i) the date determined by the Compensation Committee or the Administrative Committee; (ii) the date of the Participant’s in-service Disability; (iii) the date of the Participant’s in-service death; (iv) a Change in Control; or (v) a termination of the Plan pursuant to Section 9.2. Notwithstanding the above, to the extent agreement between the Company and a Participant contains provisions governing vesting with regards to a Discretionary Company Contribution made on behalf of a Participant, the terms of such agreement shall apply.

SECTION 6

ACCOUNTS AND VALUATIONS

6.1	Transferred Balances. As of the Effective Date, a Participant’s account balance(s), if any, under the Predecessor Plans shall be transferred to this Plan as follows:

(a)
A Transferred Balance attributable to amounts credited to the Participant under the Ingersoll-Rand Executive Deferred Compensation Plan II shall be transferred to his Deferral Account under this Plan and a Transferred Balance(s) attributable to amounts credited to the Participant under the Ingersoll-Rand Executive Deferred Compensation Plan shall be transferred to his EDCP I Account under this Plan.

(b)
Except as provided in Section 6.1(c), the Participant’s investment elections with respect to his or her Transferred Balance(s) shall be mapped to the available investment options as directed by the Senior Vice President and Chief Financial Officer of Allegion plc.

(c)
A Transferred Balance attributable to amounts, if any, credited to the Participant’s IR Stock Account under either Predecessor Plan shall be allocated to his Allegion Stock Account under this Plan, with a subaccount established for any portion of such Transferred Balance which is allocated to the Participant’s EDCP I Account. The amount of Allegion Stock units credited to the Participant’s Allegion Stock Account as of the Effective Date shall be determined by dividing the number of units in the IR Stock Account held by such individual by a fraction, the numerator of which is the opening trading price of ordinary shares of Allegion plc on the NYSE on the first trading day following the Effective Date and the denominator of which is the closing trading price of ordinary shares of Ingersoll Rand plc on the NYSE on the last trading day prior to the Effective Date. If the resulting product includes a fractional unit, the number of units shall be rounded up.

6.2
Deferral Accounts. The Administrative Committee shall establish and maintain a separate Deferral Account for each Participant for each Plan Year. All Deferral Amounts, other than Stock Based Awards and Deferral Amounts that are deemed, at the Participant’s election, to be invested in Allegion Stock shall be credited to the Participant’s Deferral Account on the date when the Deferral Amount would otherwise have been paid to the Participant. All Stock Based Awards and Deferral Amounts that are deemed, at the Participant’s election, to be invested in Allegion Stock shall be credited to the Participant’s Allegion Stock Account as described in Section 6.4.

Each Participant’s Deferral Account shall be divided into Investment Option Subaccounts. A Participant’s Deferral Accounts shall be credited as follows:

(a)
On the day a Deferral Amount is credited to a Participant’s Deferral Account, the Administrative Committee shall credit the Investment Option Subaccounts of the Participant's Deferral Account with an amount equal to the Participant’s Deferral Amount in accordance with the Participant's Election Form; that is, the portion of the Participant's Deferral Amount that the Participant has elected to be deemed to be invested in a certain type of investment option shall be credited to the Investment Option Subaccount corresponding to that investment option, and

(b)
Each business day, each Investment Option Subaccount of a Participant's Deferral Account shall be adjusted for earnings or losses in an amount equal to that determined by multiplying the balance credited to such Investment Option Subaccount as of the prior day plus contributions credited that day to the Investment Option Subaccount by the Return for the corresponding investment option.

In any case where, pursuant to Section 7.1, a Participant has elected an optional form of benefit payment for the Participant’s Base Salary or any Cash Incentive Compensation Award or Stock Based Award credited to the Participant’s Deferral Account for a Plan Year, a separate subaccount shall be established and maintained within the Deferral Account for that Plan Year for each Deferral Amount that is subject to a different optional form of benefit payment.

6.3
Discretionary Company Contribution Accounts. The Administrative Committee shall establish and maintain a separate Discretionary Company Contribution Account for each Plan Year for any Participant who receives a Discretionary Company Contribution for such Plan Year. All Discretionary Company Contributions shall be credited to the Participant’s Discretionary Company Contribution Account on the date determined by the Administrative Committee in its sole and absolute discretion.

Each Participant’s Discretionary Company Contribution Accounts shall be divided into Investment Option Subaccounts. At the time a Discretionary Company Contribution is made, the Administrative Committee may, in its sole and absolute discretion, direct that a Participant’s Discretionary Company Contribution be invested in any one or more of the Investment Option Subaccounts (excluding the Allegion Stock Account) and that such Discretionary Company Contribution remain invested in such Investment Option Subaccounts until such time as the Administrative Committee determines that such Discretionary Company Contribution, or portion thereof, may be invested in Investment Option Subaccounts elected by the Participant. A Participant’s Discretionary Company Contribution Accounts shall be credited as follows:

(a)
On the day a Discretionary Company Contribution is credited to a Participant’s Discretionary Company Contribution Account, the Administrative Committee shall credit the Investment Option Subaccounts of the Participant's Discretionary Company Contribution Account with an amount equal to the Participant’s Discretionary Company Contribution in accordance with the Participant's Election Form or as directed by the Administrative Committee; that is, the portion of the Participant's Discretionary Company Contribution that the Participant has elected, or that the Administrative Committee has directed, to be deemed to be invested in a certain type of investment option shall be credited to the Investment Option Subaccount corresponding to that investment option.

(b)
Each business day, each Investment Option Subaccount of a Participant's Discretionary Company Contribution Account shall be adjusted for earnings or losses in an amount equal to that determined by multiplying the balance credited to such Investment Option Subaccount as of the prior day plus contributions credited that day to the Investment Option Subaccount by the Return for the corresponding investment option.

To the extent an agreement between the Company and the Participant contains provisions governing the deemed investment of Discretionary Company Contributions made on behalf of the Participant, the deemed investment provisions of such agreement shall apply, provided that, in no event may Discretionary Company Contributions be deemed to be invested in the Allegion Stock Account.

6.4
Allegion Stock Accounts. The Administrative Committee shall establish and maintain a separate Allegion Stock Account for each Plan Year for each Participant who (i) elects to have all or a portion of his of her Deferral Amounts for such Plan Year invested in Allegion Stock or (ii) elects to defer Stock Based Awards pursuant to Section 4.1. All Deferral Amounts that are deemed, at the Participant’s election, to be invested in Allegion Stock shall be credited to the Participant’s Allegion Stock Account on the date when the Deferral Amount would otherwise be paid to the Participant. All Stock Based Awards shall be credited to a Participant’s Allegion Stock Account at the time such Stock Based Awards become vested. Notwithstanding anything to the contrary, Allegion Stock credited to a Participant’s Allegion Stock Account may not be designated by the Participant to be deemed to be invested in any other investment option and shall remain allocated to Allegion Stock in such Allegion Stock Account until distributed from the Plan. A Participant’s Allegion Stock Accounts shall be credited as follows:

(a)
On the day a Deferral Amount is credited to a Participant’s Allegion Stock Account, the Administrative Committee shall credit the Allegion Stock Account with an amount equal to the Participant’s Deferral Amount.

(b)
All Deferral Amounts deemed to be invested in Allegion Stock in accordance with the Participant’s Election Form shall be credited to a Participant's Allegion Stock Account in units or fractional units. The value of each unit shall be determined each business day and shall equal the closing price of one share of Allegion Stock on the New York Stock Exchange. On each date that Deferral Amounts are credited to the Participant's Allegion Stock Account, the number of units to be credited shall be determined by dividing the amount of such Deferral by the value of a unit on such date.

Dividends paid on Allegion Stock shall be reflected in a Participant's Allegion Stock Account by the crediting of additional units or fractional units. Such additional units or fractional units shall equal the value of the dividends based upon the closing price of one share of Allegion Stock on the New York Stock Exchange on the date such dividends are paid.

(c)
In the case of a Stock Based Award that a Participant has elected, prior to the Effective Date, to defer under the Ingersoll-Rand Company Executive Deferred Compensation Plan II, the Participant’s Allegion Stock Account shall be credited with units or fractional units of Allegion Stock equal to the value of the stock of Ingersoll-Rand plc that would have been deferred under such election, based on the closing prices of Allegion Stock and the stock of Ingersoll-Rand plc on the New York Stock Exchange on the date the Stock Based Award becomes vested.

6.5
Changes in Capitalization. If there is any change in the number or class of shares of Allegion Stock through the declaration of a stock dividend or other extraordinary dividends, or recapitalization resulting in stock splits, or combinations or exchanges of such shares or in the event of similar corporate transactions, the units in each Participant’s Allegion Stock Account shall be equitably adjusted to reflect any such change in the number or class of issued shares of Allegion Stock or to reflect such similar corporate transaction.

6.6
Accounts are Bookkeeping Entries. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the investment options, including Allegion Stock, are to be used for measurement purposes only, and a Participant's election of any such investment option, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such investment option. In the event that the Company or the trustee of a trust established pursuant to Section 10.2 decides in its own discretion to invest funds in any or all of the investment options, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on the Participant’s behalf by the Company or any trust. The Participant shall at all times remain an unsecured creditor of the Company.

SECTION 7

DISTRIBUTION OF ACCOUNTS

7.1
Election of Time and Form of Payment. At the time a Participant files an initial Election Form in accordance with Section 4.1 to defer a specified portion of the Participant’s Base Salary or of any Cash Incentive Compensation Award or Stock Based Award, the Participant may elect an optional form of benefit payment pursuant to Section 7.2 or 7.3, for each such Deferral Amount. Such an election made under a Predecessor Plan shall be given effect under this Plan. Except as otherwise provided in this Section 7, any election regarding the time and form of payment under this Plan shall be irrevocable.

7.2
Distributions Upon Separation from Service. Except as otherwise provided in this Section 7, a Participant who has a Separation from Service upon completion of at least five (5) years of Service, has a Retirement, incurs a Disability, or dies shall be paid his or her Account Balances (and after his or her death to his or her Beneficiary) in a lump sum in the Plan Year following the Participant’s Separation from Service, Retirement, Disability, or death, unless one of the following optional forms of benefit has been elected by the Participant:

(1)	Annual installments over five (5) years commencing in the Plan Year following the Participant’s Separation from Service or earlier Disability;

(2)	Annual installments over ten (10) years commencing in the Plan Year following the Participant’s Separation from Service or earlier Disability;

(3)	Annual installments over fifteen (15) years commencing in the Plan Year following the Participant’s Separation from Service or earlier Disability; and

(4)
A lump sum distribution payable in the Plan Year specified by the Participant on such Election Form; provided, however, that such specified date shall be no less than one (1) year and no more than five (5) years following the Participant’s Separation from Service or earlier Disability.

Notwithstanding the foregoing and unless a different time or form of benefit payment has been elected by the Participant under Section 7.1, the default form of benefit for the Participant’s EDCP I Account Balances, if any, shall be option number two (2).

Notwithstanding the Participant’s election under Section 7.1 and except as otherwise provided in Sections 7.3 and 7.7, if a Participant has a Separation from Service other than by reason of Retirement, Disability, or death prior to his or her completing five (5) years of Service, the Participant’s Account Balances shall be distributed in a lump sum in the Plan Year following the Participant's Separation from Service.

7.3
In-Service Distributions. For each Plan Year’s Account Balance, a Participant may elect, on an initial Election Form filed in accordance with Section 4.1, to receive a distribution of all or a portion of his or her Deferral Account, IR Stock Account, and vested Discretionary Company Contribution Accounts with respect to a Plan Year(s) while still employed by the Company. A Participant’s election for a distribution under this Section 7.3 shall be permitted only if the date specified on the Election Form by the Participant for such distribution (in the event of a lump sum) or the commencement of such distribution (in the event of annual installments) is no earlier than two (2) years from the last day of the Plan Year for which the portion of the Deferral Account, Allegion Stock Account, or Discretionary Company Contribution Account to be distributed is actually deferred.

At the time an election for a distribution under this Section is made, the Participant shall also elect, on the Election Form, the form of payment of the distribution. The Participant shall elect either (i) a lump sum payment to be paid in the Plan Year specified by the Participant on the Election Form or (ii) annual installments over two (2), three (3), four (4) or five (5) years beginning in the Plan Year specified by the Participant on the Election Form.

In the event the Participant has a Separation from Service or incurs a Disability prior to the Plan Year in which lump sum payment would be made or a series of annual installments would commence under this Section 7.3, the portion of the Participant’s Account Balance(s) associated with such distribution(s) shall be paid to the Participant (and after his or her death to his or her Beneficiary) at the time and in the form determined under Section 7.2. However, if a Participant has a Separation from Service or incurs a Disability after the beginning of a Plan Year in which annual installments pursuant to this Section 7.3 are scheduled to commence, such annual installments shall continue to be paid.

7.4	Redeferral Elections. Except with respect to his or her EDCP I Account Balance(s), a Participant may elect, on an Election Form:

(a)
With respect to distributions under Section 7.2, to change the form and/or extend the timing of such distribution to a lump sum distribution payable in the Plan Year specified by the Participant on such Election Form, which Plan

Year shall not be later than ten (10) years following the Participant’s Separation from Service, Retirement, Disability, or death, provided that, as and to the extent required by Code Section 409A(a)(4)(C): (i) no such election shall take effect until twelve months after the date on which such election was made; (ii) no such election (other than an election related to a distribution payable by reason of Disability or death) shall be effective unless it defers by a period of at least five years the date on which such distribution would otherwise be made or begin; and (iii) no such election related to a distribution payable at a specified time or pursuant to a fixed schedule (within the meaning of Code Section 409A(a)(2)(A)(iv)) may be made within twelve months of the date such distribution would otherwise be made.

(b)
With respect to distributions under Section 7.3, to change, but no more than two times, the form and/or extend the timing of such distribution, provided that, as and to the extent required by Code Section 409A(a)(4)(C): (i) no such election shall take effect until twelve months after the date on which such election was made; (ii) no such election shall be effective unless it defers by a period of at least five (5) years (and not more than ten (10) years) the date on which such distribution would otherwise be made or begin; and (iii) no such election may be made within twelve months of the date such distribution would otherwise be made.

(c)
As and to the extent permitted under Code Section 409A(a)(4)(C), in any case in which payment would otherwise be made or commence in a Plan Year but for an election made by the Participant under this Section 7.4, the first day of such Plan Year shall be treated as the date the distribution would otherwise be made or begin for purposes of the rules set forth in this Section 7.4.

7.5	Changes of Distribution Elections for EDCP I Accounts. With respect to his EDCP I Account Balance(s), a Participant may elect, on an Election Form:

(a)
With respect to distributions under Section 7.2, to change the form and/or extend the timing of such distribution that he or she has previously elected to any other form of distribution or time permitted under this Section, provided that no such election shall be effective unless it is made at least one (1) year before the Participant’s Separation from Service.

(b)
With respect to distributions under Section 7.3, (i) to extend, but no more than two times, the date for any distribution under this Section with respect to any Plan Year, provided each such election occurs at least one year before the date of distribution most recently elected for that Plan Year by the Participant and the extension is for a period of not less than two (2) years after the date of distribution most recently elected for that Plan Year by the Participant, and/or (ii) to change the form of payment for any distribution under this Section for any Plan Year to any other form of payment permitted under this Section, provided such election occurs at least one (1) year before the date of distribution previously elected by the Participant.

(c)
To receive an early distribution in whole percentages of up to 100% of the portion of the Participant’s EDCP I Account Balance(s) with respect to a specified Plan Year(s), subject to the following restrictions:

(1)
10% of the amount elected by the Participant to be distributed as an early distribution shall be permanently forfeited and such forfeited amount shall be deducted from the amount to be distributed to the Participant.

(2)	If a Participant receives an early distribution, the Participant will be ineligible to elect a Deferral Amount for the following Plan Year.

(3)	The early distribution shall be paid in a single lump sum as soon as administratively practicable after the early distribution election is made.

7.6
Unforeseeable Financial Emergency Distribution. In the event that the Administrative Committee, upon written petition of the Participant on an Election Form filed with the Administrative Committee specifying the Plan Year(s) with respect to which payment shall be made, determines in its sole and absolute discretion, that the Participant has suffered an Unforeseeable Financial Emergency, the Company shall pay to the Participant (or the Participant’s Beneficiary) in a lump sum from the Participant’s vested Account Balances(s) with respect to the specified Plan Year(s), as soon as practicable following such determination, the amount necessary to satisfy such Unforeseeable Financial Emergency plus the amount necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which the Unforeseeable Financial Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

7.7
Required Delay in Distributions. Except for EDCP I Account Balance(s), no distribution by reason of a Participant’s Separation from Service shall be made prior to the date that is six (6) months after such Participant’s Separation from Service if the Participant is determined to be a “specified employee” under Code Section 409A on the date of his or her Separation from Service. Any amounts that would otherwise be paid during the six-month period following such Participant’s Separation from Service or Retirement shall be paid on the first date such amount may be paid under the preceding provisions of this Section 7.7.

7.8
Acceleration of Payments. Except for EDCP I Account Balances or as otherwise permitted under Code Section 409A, the time or schedule of any distribution hereunder of a Participant’s Account Balance(s) shall not be accelerated.

7.9
Medium and Source of Payments. All amounts in a Participant’s Deferral Account and Discretionary Company Contribution Account and payable to a Participant or Beneficiary under the Plan shall be paid in cash. All amounts in a Participant’s Allegion Stock Account and payable to a Participant or Beneficiary under the Plan shall be paid in Allegion Stock.

All distributions from the Plan that are to be paid in a specified number of annual installments shall be paid so that the amount of each annual installment is determined by dividing the total remaining number of units in the Participant’s Account Balance to be paid in annual installments by the number of years of annual installments remaining.

Except as otherwise necessary to preserve the effect of a payment election under this Section 7, all distributions shall be made on a pro rata basis from the Participant's applicable vested Account Balance(s).

7.10
Taxes; Withholding. To the extent required by law, the Company, or the trustee of a trust established pursuant to Section 10.2, shall withhold from payments made hereunder an amount equal to at least the minimum taxes required to be withheld by the federal or any state or local government. The amount to be withheld and the manner in which amounts shall be withheld shall be determined in the sole discretion of the Company or the trustee.

7.11
Distribution Provisions. To the extent an agreement between the Company and a Participant contains provisions governing the form and/or timing of a distribution of a Discretionary Company Contribution made on behalf of the Participant, the distribution provisions of such agreement shall apply to the extent such provisions are not inconsistent with the requirements of Code Section 409A, as applicable.

7.12
Treatment of Installments; Date of Distribution. To the extent that Code Section 409A applies to any series of installment payments payable to or with respect to a single Participant, such series of installment payments shall be treated as a single payment under the Plan. Any distribution due under the Plan shall be made no later than the last day of the Plan Year in which such distribution, disregarding this sentence, is due under the Plan (determined after the application of Section 7.5) or such other date as may be permitted or required under Code Section 409A.

7.13
Distribution of Certain Multi-Year Compensation. Notwithstanding the prior provisions of this Section 7, in the case of any compensation that (absent the Participant’s Deferral Election) would have been paid in a Plan Year that was specified by the Company at the time of the Participant’s Deferral Election, the

Deferral Amount shall be paid (or commence to be paid) no earlier than such Plan Year. For example, if the Company awards performance-based compensation payable in the Plan Year following a three-year performance cycle, and a Participant has made a timely election to defer such compensation until the Plan Year following Separation from Service, such compensation shall be distributed in the later of the Plan Year following Separation from Service or the Plan Year following the three-year performance cycle. The Participant’s Deferral Election shall be deemed to incorporate the requirement of this Section 7.12, whether or not it expressly so provides.

SECTION 8

BENEFICIARY DESIGNATION

A Participant shall have the right to designate a Beneficiary(ies) to receive the Participant’s Account Balances in the event the Participant dies prior to receiving all of his or her Account Balances. A Beneficiary designation shall be made, and may be amended at any time, by the Participant by filing a written designation with the Administrative Committee, on such form and in accordance with such procedures as the Administrative Committee shall establish from time to time. A Participant may change the designated Beneficiary under the Plan at any time by providing such designation in writing to the Administrative Committee.

If a Participant fails to designate a Beneficiary(ies), or if all designated Beneficiaries predecease the Participant, the Participant’s Beneficiary(ies) shall be deemed to be the Participant’s estate. If the Company is unable to determine a Participant's Beneficiary or if any dispute arises concerning a Participant's Beneficiary, the Company may pay benefits to the Participant's estate. Upon such payment, the Company shall have no further liability hereunder.

If any distribution to a Beneficiary is to be made in annual installments, and the Beneficiary dies before receiving all such installments, the remaining installments, if any, shall continue to be paid as installments to the estate of the Beneficiary.

SECTION 9

AMENDMENT AND TERMINATION OF PLAN

9.1
Amendment. The Plan may, at any time and from time to time, be amended without the consent of any Participant or Beneficiary, by (a) the Compensation Committee or the Board of Directors of Allegion plc or (b) the Administrative Committee in the case of amendments which do not materially modify the provisions hereof; provided, however, that no amendment shall reduce any benefits accrued under the terms of the Plan as of the date of amendment.

9.2    Termination of Plan.

(a)	Company's Right to Terminate. Subject to Section 9.1, The Board of Directors of Allegion plc may terminate the Plan at any time and for any reason.

(b)
Payments Upon Termination. As and to the extent permitted under Code Section 409A(a)(3), all amounts deferred under the Plan with respect to a Participant shall be paid to the Participant, in a lump sum, upon the Company’s termination and liquidation of the Plan in accordance with Treasury regulations section 1.409A-3(j)(4)(ix),.

SECTION 10

FUNDING; CHANGE IN CONTROL

10.1
Unsecured General Creditor. Subject to Section 10.2, benefits under the Plan shall be payable by the Company out of its general funds. To the extent that any person acquires a right to receive benefits under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Company. No Participant shall have any rights or privileges of a stockholder of Allegion plc under the Plan as a result of the crediting of units to a Participant’s Allegion Stock Account under the Plan, except at such time as distribution is actually made from the Participant’s Allegion Stock Account.

10.2
Establishment of Trust upon Change in Control. In the event that a Change in Control has occurred, the Company shall be obligated to contribute to a grantor trust (which may include a pre-existing grantor trust established to enable the Company to satisfy its nonqualified benefit obligations) an amount necessary to fund the benefits owed to Participants under the Plan (assuming immediate benefit payment) determined as of the last day of the calendar month immediately preceding the date the Change in Control has occurred. Notwithstanding the foregoing, no contribution to which Code Section 409A(b)(3) applies shall be made to the trust with respect to the benefits owed to any Participant.

SECTION 11

MISCELLANEOUS

11.1	Entire Agreement; Successors. The Plan, including the Election Form and any subsequently adopted amendments to the Plan or Election Form, shall constitute the entire agreement or contract between the Company and any Participant regarding the Plan. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the Company and any Participant relating to the subject matter hereof, other than those set forth herein. The Plan and any amendment hereof shall be binding on the Company and the Participants and, their respective heirs, administrators, trustees, successors and assigns, including but not limited to, any successors of the Company by merger, consolidation or otherwise by operation of law, and on all designated Beneficiaries of the Employee.

11.2
Non-Assignability. To the extent permitted by law, the right of any Participant or any Beneficiary in any benefit hereunder shall not be subject to attachment, garnishment or any other legal process for the debts of such Participant or Beneficiary; nor shall any such benefit be subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance.

11.3
No Contract of Employment. The establishment of the Plan or any modification hereof shall not give any Participant or other person the right to remain in the service of the Company, a Participating Employer, or any subsidiaries or affiliates of a Participating Employer, and all Participants and other persons shall remain subject to discharge to the same extent as if the Plan had never been adopted.

11.4
Authorization and Source of Shares. Shares of Allegion Stock necessary to meet the obligations of the Plan will be reserved and authorized pursuant to resolutions adopted by the Board of Directors of the Company on or before the spinoff of Allegion plc, and additional shares of Allegion Stock shall be reserved and authorized for delivery under the Plan from time to time. These shares of Allegion Stock may be provided from newly-issued or treasury shares.

11.5	Singular and Plural. As the context may require, the singular may be read as the plural and the plural as the singular.

11.6	Captions. The captions to the articles, sections, and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.7	Applicable Law. Except as preempted by federal law, the Plan shall be governed and construed in accordance with the laws of the State of Delaware.

11.8
Severability. If any provisions of the Plan shall, to any extent, be invalid or unenforceable, the remainder of the Plan shall not be affected thereby, and each provision of the Plan shall be valid and enforceable to the fullest extent permitted by law.

11.9	Notice. Any notice or filing required or permitted to be given to the Administrative Committee shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Company at 11819 N. Pennsylvania Avenue, Carmel, Indiana, 46032, directed to the attention of the Senior Vice President and General Counsel. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice to the Participant shall be addressed to the Participant at the Participant’s residence address as maintained in the Company’s records. Any party may change the address for such party here set forth by giving notice of such change to the other parties pursuant to this Section.

IN WITNESS WHEREOF, the Company has caused this amendment and restatement to be executed by its duly authorized representative on ____________, 2013.

SCHLAGE LOCK COMPANY LLC

By: _________________
Barbara A. Santoro
Secretary

APPENDIX I

Claim Procedures
Participants, their Beneficiaries, if applicable, or any individual duly authorized by them, shall have the right under the Plan and the Employee Retirement Income Security Act of 1974, as amended (ERISA), to file a written claim for benefits from the Plan in the event of a dispute over such Participant’s entitlement to benefits. All claims must be submitted to the Administrative Committee, or its delegate, in writing and within one year of the date on which the lump sum payment was made or allegedly should have been made. For all other claims, the date on which the action complained of occurred.

Timing of Claim Decision
If a Participant’s claim is denied, in whole or in part, the Administrative Committee, or its delegate, will give the Participant (or his or her representative) a written (or electronic) notice of the decision within 90 days after the Participant’s claim is received by the Administrative Committee, or its delegate, or within 180 days if special circumstances require an extension of time with respect to a determination of the claim. If the claim for benefits relates to disability benefits, the Participant (or his or her representative) will be given a written (or electronic) notice within 45 days after his or her claim is received by the Administrative Committee, or its delegate, unless special circumstances require an extension of time. The Administrative Committee, or its delegate, may extend the period no more than twice for up to 30 days for each extension to make a determination of a disability benefit claim. The Participant (or his or her representative) will be notified if any extensions are required, the special circumstances requiring an extension, and the date a determination is expected. If any additional information is needed to process a Participant’s claim for disability benefit claim, the Participant will be advised of the additional information that is needed and the standards on which the benefit entitlement is based, and he or she will have at least 45 days to provide the needed information. Failure to provide additional requested information may result in the denial of the claim.

Notice of Claim Denial
If the Participant is denied a claim for benefits, the Administrative Committee, or its delegate, will provide such Participant with a written or electronic notice setting forth:
1.The specific reason(s) for the denial;
2.Specific reference(s) to pertinent Plan provisions upon which the denial is based;
3.A description of any additional material or information necessary for you to perfect the claim, and an explanation of why such material or information is necessary;
4.A description of the Plan’s claims review procedure and the time limits applicable to such procedures, including a statement of your right to bring a civil action under Section 502(a) of ERISA following a the exhaustion of the Plans’ administrative process;

5.If a claim based on disability was denied in reliance upon an internal rule, guideline, protocol or other similar criterion, the internal rule, guideline, protocol or other criteria will be described, or the notice will include a statement that a copy of such rule, guideline, protocol or other criteria will be provided free of charge upon request; and,
6.A statement that you have the right to appeal the decision.

Appeal of Claim Denial
The Participant(or his or her representative) may request a review of a denial of a claim to the Administrative Committee, or its delegate, by filing a written application for review within 60 days (or, for disability claims, 180 days) after his or her receipt of the written notice of the denial of the claim. The filing of an appeal is mandatory if the Participant later determines that he or she wants to initiate a lawsuit under ERISA Section 502(a). The Administrative Committee, or its delegate, will conduct a full and fair review of the claim denial. The review shall:
1.Not afford deference to the initial adverse benefit determination,
2.Provide for the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the appeal, if applicable
3.Be conducted by someone that did not take part in the adverse determination under appeal and is not a subordinate of someone who did.
The Participant shall have the opportunity to submit written comments, documents, records and other information relating to his or her claim without regard to whether such information was submitted or considered in the initial benefit determination. The Administrative Committee will re-examine your claim, along with all comments, documents, records and other information that you submit relating to the claim, regardless of whether or not it was submitted or considered in the initial determination. In deciding an appeal that is based in whole or in part on a medical judgment, the decision maker shall consult with a health care professional who has appropriate experience in the field of medicine and who was not consulted in connection with the initial adverse determination and is not the subordinate of someone who did.

Timing of Decision on Appeal
The Administrative Committee, or its delegate, shall notify the Participant (or his or her representative) of the determination on review within 60 days (or, for disability claims, 45 days) after receipt of the Participant’s request for review, unless the Administrative Committee, or its delegate, determines that special circumstances require an extension. The extension may not be longer than 60 days (or, for disability claims, 45 days). The Participant(or his or her representative) shall be notified if any extension is required, the special circumstances requiring an extension and the date when a determination is expected before the end of the initial 60 day (for disability claims, 45 day) period. Subject to the Compensation Committee, the Administrative Committee’s, or its delegate’s, decision shall be final and binding on all parties.

Notice of Benefit Determination on Review of an Appeal

The Administrative Committee, or its delegate, will provide the Participant (or his or her representative) with a written or electronic notice of the determination on review and, if the claim on review is denied:
1.The specific reason or reasons for the denial;
2.The specific Plan provision(s) on which the decision is based;
3.A statement that the Participant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim for benefits;
4.If a claim based on disability was denied in reliance upon an internal rule, guideline, protocol or other similar criterion, the internal rule guideline, protocol or other criteria will be described, or the notice will include a statement that a copy of such rule, guideline, protocol or other criteria will be provided free of charge upon request; and
5.A statement that the Participant shall have a right to bring a civil action under Section 502(a) of ERISA following exhaustion of the Plans’ administrative processes.

Discretionary Authority to Decide Claims and Appeals
The Administrative Committee, or its delegate, shall have full discretionary authority to determine eligibility under the Plan’s terms, to interpret and apply the terms and provisions of the Plans, to resolve discrepancies and ambiguities, and to make final decisions on the appeal by a Participant of an initial denied claim. Subject to Compensation Committee, the Administrative Committee’s, or its delegate’s, decision will be final and binding on all parties.

Right to File a Lawsuit Under ERISA
In the event a Participant’s appeal under a Plan is denied by the Administrative Committee, or its delegate, he or she shall have the right to file a lawsuit under ERISA Section 502(a). Any such lawsuit must be filed within 12 months of the appeal having been denied. Any lawsuit filed shall be governed by ERISA, or to the extent not preempted, the laws of the State of Delaware.